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                                                                      Exhibit 99

                           Immediately

                           THE LUBRIZOL CORPORATION       EXXON CHEMICAL COMPANY
                           K. H. Hopping                  Vin Hoey
                           (440) 943-1200, ext. 5253      (281) 870-6221

                  LUBRIZOL AND EXXON ANNOUNCE PATENT SETTLEMENT

CLEVELAND, Ohio, March 31, 1999 . . . The Lubrizol Corporation and Exxon Corporation today announced the settlement of all intellectual property litigation between the two companies and their affiliates, except for litigation in Canada. The confidential agreement includes cross-rights under certain patents and includes alternatives to litigation for resolution of patent disputes in the future.

         Under the agreement, neither party admitted any liability. For consideration of the rights granted under the agreement, Lubrizol will receive a payment of $16.8 million from Exxon.

         The Infineum joint venture, a worldwide supplier of lubricant and fuel additives recently formed by Exxon and Shell, is party to the agreement.

         Lubrizol's Chairman, Chief Executive Officer and President, W. G. Bares, said, "We are pleased to have this opportunity to normalize our business relationship with Exxon. We value Exxon as a customer and supplier."

         "Exxon also welcomes the settlement," said Dan S. Sanders, President of Exxon Chemical Company. "We are pleased to conclude this lengthy and costly litigation."

         The Lubrizol Corporation is a worldwide supplier of performance chemicals and systems for lubricants, fuels and other specialty markets.

         Exxon Chemical Company is a division of Exxon Corporation.

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